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Directors Agenda Date:	8/15/11	MINERAL LEASE NO.	ML 52046

GRANT:	SCH:	78.31
	UNIV:	156.03

UTAH STATE MINERAL LEASE FORM

POTASH

THIS MINING LEASE AND AGREEMENT (the “Lease”) is entered into and is effective as of SEPTEMBER 1, 2011, by and between the STATE OF UTAH, acting by and through the SCHOOL AND INSTITUTIONAL TRUST LANDS ADMINISTRATION, 675 East 500 South, Suite 500, Salt Lake City, Utah 84102 (‘Lessor”), and

GEOPULSE EXPLORATION INC.

6565 AMERICAS PARKWAY NE, SUITE 200

ALBUQUERQUE, NM 87110

having a business address as shown above (“Lessee”).

WITNESSETH:

That the State of Utah, as Lessor, in consideration of the rentals, royalties, and other financial consideration paid or required to be paid by Lessee, and the covenants of Lessee set forth below, does hereby GRANT AND LEASE to Lessee the exclusive right and privilege to explore for, drill for, mine, remove, transport, convey, cross-haul, commingle, and sell the leased substances covered by this lease and located within the boundaries of the following-described tract of land (the “Leased Premises”) located in SAN JUAN County, State of Utah:

T34S, R24E, SLB&M.
SEC. 6: LOTS 6(37.97), 7(38.06), E½SW¼ [Lots aka W½SW¼]
SEC. 7: LOT 4(38.31), SE¼SW¼ [Lot aka SW¼SW¼]
[Minerals Below 400 feet]

Containing 234.34 acres, more or less.

Together with the right and privilege to make use of the surface and subsurface of the Leased Premises for uses reasonably incident to the mining of leased substances by Lessee on the Leased Premises or on other lands under the control of Lessee or mined in connection with operations on the Leased Premises, including, but not limited to, conveying, storing, loading, hauling and otherwise transporting leased substances; excavating; removing, stockpiling, depositing and redepositing of surface materials; developing and utilizing mine portals and adjacent areas for access, staging and other purposes incident to mining; and the subsidence, mitigation, restoration and reclamation of the surface.